Exhibit 3(A)(1)


                         CERTIFICATE OF AMENDMENT

                                     OF

                     THE CERTIFICATE OF INCORPORATION

                                     OF

                          THE B.F.GOODRICH COMPANY


                          (Under Section 805 of the
                           Business Corporation Law)


                       ------------------------------



Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned hereby certify:

1.  The name of the corporation is The B.F.Goodrich Company (the "Company").

2. The Certificate of Incorporation of the Company was filed by the Department of State on the 2nd day of May, 1912.

3. The Certificate of Incorporation of the Company is hereby amended to modify Article FOURTH to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 shares by deleting the existing Article Fourth in its entirety and substituting the following:

"FOURTH -- The aggregate number of shares which the Company shall have authority to issue is 210,000,000, divided into 10,000,000 shares of Series Preferred Stock of the par value of $1 per share (hereafter called "Series Preferred Stock"), and 200,000,000 shares of Common Stock of the par value of $5 per share (hereafter called "Common Stock")."

4. This amendment of the Certificate of Incorporation of The B.F.Goodrich Company was authorized by the unanimous vote of the Board of Directors of the Company at a meeting duly called and held, a quorum being present, on the 16th day of February 1998 and by a vote of the holders of a majority of the outstanding shares of the Company's Common Stock at a meeting duly called and held, a quorum being present, on the 20th day of April 1998.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Amendment, and do affirm the foregoing as true, under penalties of perjury this 30th day of April, 1998.



                                          /s/David L. Burner
                                          ------------------------------------
                                          David L. Burner, Chairman, President
                                          and Chief Executive Officer




                                          /s/Nicholas J. Calise
                                          ------------------------------------
                                          Nicholas J. Calise, Secretary